UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2021

Tutor Perini Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated Employment Agreement for Chairman and Chief Executive Officer
On August 25, 2021 and effective as of June 1, 2021, Tutor Perini Corporation (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Ronald N. Tutor, Chairman and Chief Executive Officer ("CEO") of the Company. The Amended Agreement amends and restates Mr. Tutor’s Amended and Restated Employment Agreement dated December 22, 2014, as amended by Amendment No. 1 dated January 5, 2018 (collectively, the “Original Agreement”). The Original Agreement was scheduled to expire on December 31, 2021.
The principal reasons for the Amended Agreement are to secure Mr. Tutor’s services through December 31, 2026 and ensure that he successfully transitions his duties as CEO. The Board of Directors of the Company (the “Board”) believes that several of the key changes in the Amended Agreement will provide a stronger alignment between Mr. Tutor’s compensation and shareholder value creation and will enhance the transition of his role to his eventual successor.
The Amended Agreement implements the following key modifications to the Original Agreement to, among other provisions:
◦Extend the employment term of the Original Agreement through December 31, 2026. Mr. Tutor will serve as CEO of the Company through December 31, 2024 (the "CEO Period"), and as Executive Chairman of the Board from January 1, 2025 through December 31, 2026 (the "Chairman Period").
◦Increase Mr. Tutor’s salary to $1.9 million per year during the CEO Period, and subsequently reduce to $1.85 million per year during the Chairman Period.
◦Increase Mr. Tutor’s annual cash bonus target to 175% of salary during the CEO Period, with annual decreases to 135% (for 2025) and 100% (for 2026) during the Chairman Period, with any bonuses payable only if performance criteria to be established by the Compensation Committee with the approval of the independent members of the Board are met.
◦Provide a transition bonus of $1.5 million payable to Mr. Tutor upon the Board's approval of a successor CEO, provided that Mr. Tutor has identified for Board consideration and the Board has approved such successor no later than June 1, 2024, and an additional $1.5 million payable one year following the commencement of the successor CEO’s term in office if the independent members of the Board determine that Mr. Tutor successfully mentored and trained the successor. Both transition bonuses are subject to Mr. Tutor’s continued employment with the Company through the applicable payment dates.
◦Provide long-term equity incentive awards as follows:
▪For 2021 through 2024, Mr. Tutor will receive an annual grant of (A) time-based restricted stock units (“RSUs”) with a target value of $4.0 million as of the applicable grant date that vest ratably over three years, (B) cash-settled performance share units (“Cash-Settled PSUs”) with a target value of $2.0 million on the grant date and vesting based on 3-year relative total shareholder return goals established by the Compensation Committee with the approval of the independent members of the Board and (C) Cash-Settled PSUs with a target value of $2.0 million on the grant date with vesting based on 3-year pre-tax growth in earnings goals established by the Compensation Committee with the approval of the independent members of the Board.
▪For 2025 and 2026, Mr. Tutor will receive an annual grant of time-based RSUs (to be settled in cash) with a target value of $4.0 million as of the applicable grant date that vest over one year.
◦Provide that, in addition to severance benefits payable under the Original Agreement if Mr. Tutor were terminated without cause or resigned for good reason in connection with a change in control of the Company, he will receive the cash value of the time-based RSUs scheduled to be made for the remainder of the term of the Amended Agreement when such time-based RSUs were scheduled to be granted.
The foregoing summary of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amended Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.        Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and between Tutor Perini Corporation and Ronald N. Tutor dated August 25, 2021.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	August 30, 2021	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

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